Exhibit 23.2

CONSENT OF INDEPENDENT REGISTED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated October 26, 2007, relating to the consolidated financial statements of PURE Bioscience for the year ended July 31, 2007, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts and Interest of Named Counsel” in such Prospectus.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
January 17, 2008